Exhibit 99.5
REVOCABLE VOTING INSTRUCTION CARD
OMEGA FINANCIAL CORPORATION
2008 SPECIAL MEETING OF SHAREHOLDERS – MARCH 19, 2008
THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE TRUSTEES OF THE OMEGA FINANCIAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN
     The undersigned hereby directs and instructs Teresa M. Ciambotti, Donita R. Koval, David B. Lee, Daniel L. Warfel and Robert A. Szeyller, and each of them, as trustees under the Omega Financial Corporation Employee Stock Ownership Plan (the “ESOP”), to vote all shares of common stock of Omega Financial Corporation (“Omega”) allocated to the account of the undersigned under the ESOP at the special meeting of shareholders to be held at the Ramada Inn, 1450 South Atherton Street, State College, Pennsylvania, at 3:00 p.m., local time, on March 19, 2008 and at any adjournment, postponement or continuation thereof, as specified on the reverse side.
     THIS INSTRUCTION CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE PERSONS NAMED HEREIN INTEND TO VOTE “FOR” EACH OF THE PROPOSALS.
     This appointment of proxy confers certain discretionary authority described in the joint proxy statement/prospectus. A majority of said trustees present at the special meeting, or if one shall be present, then that one, may exercise all the powers hereunder.
     The confidentiality of the voting instructions of Plan participants will be maintained except to the extent necessary to comply with federal laws or state laws not preempted by the Employee Retirement Income Security Act of 1974, as amended. The voting instructions will be tabulated by Registrar and Transfer Company and communicated without identification of the Plan Participants to the Trustees.
PLEASE COMPLETE, SIGN, DATE, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE OR PROVIDE YOUR VOTE BY TELEPHONE OR VIA THE INTERNET.
(Continued, and to be marked, signed and dated, on the other side)
FOLD AND DETACH HERE

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OMEGA FINANCIAL CORPORATION – SPECIAL MEETING, MARCH 19, 2008
YOUR VOTE IS IMPORTANT!
Proxy materials are available online at:
https://proxyvotenow.com/omef
You can vote in one of three ways:
1.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
or
2.	Call toll free 1-866-204-1922 on a Touch-Tone Phone and follow the instructions. There is NO CHARGE to you for this call.
or
3.	Via the Internet at https://www.proxyvotenow.com/omef and follow the instructions.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

The Board of Directors of Omega Financial Corporation recommends a vote “FOR” the following proposals.	Please mark as indicated in this example	☒

		For	Against	Abstain				For	Against	Abstain
1.	Proposal to approve and adopt the Agreement and Plan of Merger dated as of November 8, 2007 between F.N.B. Corporation (“FNB”) and Omega pursuant to which Omega will merge with and into FNB and each outstanding share of Omega common stock will be converted into 2.022 shares of FNB common stock, as described in greater detail in the accompanying joint proxy statement/prospectus.	☐	☐	☐	E S O P	2.	Proposal to approve the adjournment of the special meeting, if necessary, to permit the further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve Proposal No. 1.	☐	☐	☐

In their discretion, the trustees are authorized to vote upon such other matters as may properly come before the special meeting or any adjournment, postponement or continuation of the special meeting.

The undersigned hereby acknowledges receipt of Omega’s notice of Omega’s special meeting of shareholders and the joint proxy statement/prospectus relating thereto.

						Mark here if you plan to attend the meeting				☐
						Mark here for address change and note change below				☐

Please be sure to sign and date	Date
this proxy card in the box below.

____ Sign above ____________________	Co-holder (if any) sign above_________

      Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

*** IF YOU WISH TO PROVIDE YOUR PROXY TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW ***

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FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., March 19, 2008. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., March 19, 2008

1-866-204-1922

Vote by Internet

Anytime prior to 3 a.m., March 19, 2008

https://www.proxyvotenow.com/omef

Please note that the last vote received, whether by mail, telephone or Internet will be the vote counted.

ONLINE PROXY MATERIALS:	Access at https://www.proxyvotenow.com/omef

Your vote is important!